Exhibit 99.1

SWISHER HYGIENE ANNOUNCES APPOINTMENT OF BRIAN KRASS AS NEW SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

CHARLOTTE, NC – June 12, 2012 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, announced today that it has appointed Brian Krass as its new Senior Vice President and Chief Financial Officer, effective immediately.

“We are very pleased to have someone of Brian’s caliber and past success join the Swisher Hygiene team,” said Steven Berrard, Chief Executive Officer of Swisher Hygiene. “Brian has significant accounting, audit and corporate experience, which will serve Swisher Hygiene well as we complete our accounting review, finalize adjustments for our financial statements and eventually move forward to take advantage of the abundant opportunities our business model provides to make quality acquisitions and cross-sell to existing customers.”

Mr. Krass has over 17 years of finance and accounting experience in both public and private companies. Prior to joining Swisher Hygiene, he served as Vice President, Global CFO and Corporate Treasurer from 2009 to 2011 for ACN Inc. (“ACN”), a private telecommunications and consumer goods company operating in 23 countries. Before becoming Global CFO, Mr. Krass also held positions at ACN from 2008 to 2009 as Vice President of North America Finance and Global Director of Internal Audit. Prior to ACN, Mr. Krass spent six years at Metaldyne Corporation, an automotive supplier of engine, chassis and driveline products, from 2003 to 2008, where he held a range of positions including Global Director of Internal Audit and Director of Sarbanes Oxley. Prior to 2003, he held finance and accounting positions at GKN Sinter Metals, Guardian Industries Corporation, Dana Corporation and General Motors. He received a Bachelor of Arts in Finance from the Walsh College of Accountancy and Business Administration in Troy, Michigan.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this press release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at

www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. The company’s most recent program enhancement is its introduction of solid waste management services to commercial and residential customers in selected markets. Together, this broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments from door to dumpster, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224